UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9640 Towne Centre Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 455-8600

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Disposition of Assets

On June 12, 2006, Discovery Partners International, Inc. (“Discovery Partners”), Galapagos NV (“Galapagos”), a Belgian corporation, and Biofocus Inc. (“Biofocus”), an Ohio corporation and wholly-owned subsidiary of Galapagos, entered into a Stock and Asset Purchase Agreement, which was subsequently amended by the parties on July 5, 2006. The transactions contemplated by the Stock and Asset Purchase Agreement closed on July 5, 2006. In connection with these transactions, Galapagos or Biofocus acquired all of the outstanding equity interests or capital stock of Discovery Partners International AG, a Swiss corporation, ChemRx Advanced Technologies, Inc., a Delaware corporation, Xenometrix, Inc., a Delaware corporation, and Discovery Partners International, L.L.C., a Delaware limited liability company, each of which are Discovery Partners’ subsidiaries. Biofocus or an affiliate of Biofocus also acquired, or will acquire, certain specified assets that were or are held at the Discovery Partners parent level, such as certain items of Discovery Partners’ intellectual property and Discovery Partners’ information technology infrastructure, financial/accounting infrastructure, office furniture and other associated equipment, as well as certain contracts that were or are held at the Discovery Partners parent level and were or will be assigned to Biofocus or the applicable Biofocus affiliate, such as Discovery Partners’ lease for its San Diego facility, its patent license agreement with Abbott Labs, Incorporated and its agreement with The National Institutes of Mental Health. Under the Stock and Asset Purchase Agreement, Galapagos and Biofocus paid $5.4 million in cash for the stock and assets acquired, with adjustments based on specified working capital balances and Discovery Partners International AG’s cash balances as of June 30, 2006, and agreed to assume all related liabilities.

A copy of Discovery Partners’ press release announcing the closing of the transactions described above, dated July 5, 2006, is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Additional information about the Discovery Partners-Infinity merger and where to find it

In connection with the proposed merger between Discovery Partners and Infinity Pharmaceuticals, Inc. (“Infinity”), Discovery Partners filed a registration statement on Form S-4 on May 24, 2006 with the Securities and Exchange Commission, or SEC, that contains a proxy statement/prospectus. Investors and security holders of Discovery Partners and Infinity are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) regarding the proposed merger because it contains important information about Discovery Partners, Infinity and the proposed merger. Securityholders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about Discovery Partners and Infinity, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to Discovery Partners International, Inc., 9640 Towne Centre Drive, San Diego, CA 92121, Attention: Investor Relations, Telephone: (858) 455-8600.

Participants in the solicitation

Discovery Partners and its directors and executive officers and Infinity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Discovery Partners in connection with the proposed merger of Discovery Partners with Infinity. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Discovery Partners is also included in Discovery Partners’ proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Discovery Partners at the address described above.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The required unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2006 and statements of operations for the fiscal years ended December 31, 2005, 2004 and 2003 are included as Exhibit 99.2 and hereby incorporated by reference.

(c) Exhibits

2.1	Stock and Asset Purchase Agreement, dated June 12, 2006 and as subsequently amended on July 5, 2006, among Discovery Partners International, Inc., Galapagos NV and Biofocus Inc.

99.1	Press release of Discovery Partners International, Inc. dated July 5, 2006

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY PARTNERS INTERNATIONAL, INC.

Dated: July 11, 2006	By:	/s/ Craig Kussman
	Name:	Craig Kussman
	Title:	Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Stock and Asset Purchase Agreement, dated June 12, 2006 and as subsequently amended on July 5, 2006, among Discovery Partners International, Inc., Galapagos NV and Biofocus Inc.

99.1	Press release of Discovery Partners International, Inc. dated July 5, 2006

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.